Zumiez Inc. Announces Fiscal 2010 Second Quarter Results

EVERETT, WA -- (Marketwire - August 19, 2010) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the second quarter ended July 31, 2010.

Total net sales for the second quarter (13 weeks) ended July 31, 2010 increased 14.7% to $97.7 million from $85.2 million reported in the second quarter (13 weeks) ended August 1, 2009. Comparable store sales for the second fiscal quarter of 2010 increased 9.3% vs. a decrease of 18.8% for the second quarter of fiscal 2009. The Company posted net income for the quarter of $0.1 million or $0.00 per diluted share. These results include costs of approximately $1.0 million, or $0.02 per diluted share, associated with the relocation of the Company's distribution center from Everett, Washington to Corona, California. The company reported a net loss of $3.1 million or ($0.10) per diluted share in the second quarter of the prior fiscal year which included a charge of $1.3 million, or approximately $0.03 per diluted share, associated with the settlement agreement of a previously disclosed lawsuit.

Total net sales for the first six months (26 weeks) ended July 31, 2010 increased 15.3% to $186.8 million from $162.0 million reported in the first six months (26 weeks) of the prior year. The Company posted a net loss of $1.8 million or ($0.06) per diluted share in the first six months of fiscal 2010 compared to a net loss in the first six months of the prior fiscal year of $4.7 million or ($0.16) per diluted share. Results for the first six months of fiscal 2010 include costs of $2.2 million, or approximately $0.05 per diluted share, associated with the relocation of the Company's distribution center. Results for the first six months of fiscal 2009 include a charge of $1.3 million, or approximately $0.03 per diluted share, associated with the aforementioned lawsuit. Comparable store sales increased 9.2% in the first six months of fiscal 2010 vs. a decrease of 17.2% for the first six months of 2009.

At July 31, 2010, the Company had cash and current marketable securities of $91.3 million compared to cash and current marketable securities of $82.1 million at August 1, 2009.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We were very pleased with the top-line growth we generated during the second quarter and improved earnings results relative to last year, driven by comparable stores sales that were at the high-end of our guidance range. The merchandise and pricing initiatives we have implemented continue to resonate with consumers and are fueling gains across our business, including stronger than expected product margins. We are encouraged by our improved trends year-to-date, and optimistic that we have the right strategies in place to build on our positive momentum as we begin the important second half of the year."

2010 Outlook

The Company is introducing guidance for the three months ending October 30, 2010 of net income per diluted share of approximately $0.21 to $0.24. This guidance is based on an anticipated comparable store sales increase in the mid single digit range for the third quarter of fiscal 2010.

We currently intend to open 27 new stores in fiscal 2010 with an opening cadence similar to fiscal 2009.

A conference call will be held today to discuss second quarter 2010 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-597-5379 followed by the conference identification code of 49576155.

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of July 31, 2010 we operated 393 stores, which are primarily located in shopping malls, and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, source inventory at acceptable costs, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended May 1, 2010 as filed with the Securities and Exchange Commission and available at www.sec.gov or http://ir.zumiez.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                               ZUMIEZ INC.
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share amounts)
                               (Unaudited)

                                           Three Months Ended
                               ------------------------------------------
                               July 31,     % of     August 1,    % of
                                 2010       Sales      2009       Sales
                               ---------  ---------  ---------  ---------
Net sales                      $  97,702      100.0% $  85,170      100.0%
Cost of goods sold                66,986       68.6%    60,526       71.1%
                               ---------  ---------  ---------  ---------
Gross profit                      30,716       31.4%    24,644       28.9%

Selling, general and
 administrative expenses          30,959       31.7%    29,870       35.0%
                               ---------  ---------  ---------  ---------
Operating loss                      (243)      (0.3%)   (5,226)      (6.1%)

Interest income, net                 352        0.4%       307        0.4%
Other income, net                     47        0.0%         -        0.0%
                               ---------  ---------  ---------  ---------
Income (loss) before income
 taxes                               156        0.1%    (4,919)      (5.7%)

Provision (benefit) for income
 taxes                                42        0.0%    (1,834)      (2.1%)
                               ---------  ---------  ---------  ---------

Net income (loss)              $     114        0.1% $  (3,085)      (3.6%)
                               =========  =========  =========  =========

Basic earnings (loss) per
 share                         $    0.00             $   (0.10)
                               =========             =========

Diluted earnings (loss) per
 share                         $    0.00             $   (0.10)
                               =========             =========
Weighted average shares used in
 computation of earnings (loss)
 per share:
  Basic                           29,954                29,496

  Diluted                         30,650                29,496

                                  ZUMIEZ INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                            Six Months Ended
                               ------------------------------------------
                               July 31,     % of     August 1,    % of
                                 2010       Sales      2009       Sales
                               ---------  ---------  ---------  ---------
Net sales                      $ 186,798      100.0% $ 161,977      100.0%
Cost of goods sold               130,330       69.8%   115,434       71.3%
                               ---------  ---------  ---------  ---------
Gross profit                      56,468       30.2%    46,543       28.7%

Selling, general and
 administrative expenses          59,965       32.1%    55,208       34.0%
                               ---------  ---------  ---------  ---------
Operating loss                    (3,497)      (1.9%)   (8,665)      (5.3%)

Interest income, net                 717        0.4%       664        0.4%
Other income, net                     71        0.0%         -        0.0%
                               ---------  ---------  ---------  ---------
Loss before income taxes          (2,709)      (1.5%)   (8,001)      (4.9%)

Benefit for income taxes            (923)      (0.5%)   (3,257)      (2.0%)
                               ---------  ---------  ---------  ---------

Net loss                       $  (1,786)      (1.0%)$  (4,744)      (2.9%)
                               =========  =========  =========  =========

Basic net loss per share       $   (0.06)            $   (0.16)
                               =========             =========

Diluted net loss per share     $   (0.06)            $   (0.16)
                               =========             =========
Weighted average shares used in
 computation of loss per share:
  Basic                           29,846                29,253

  Diluted                         29,846                29,253

                                  ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                         July 31,   January 30,  August 1,
                                           2010        2010         2009
                                        ----------- ----------- -----------
               Assets                   (Unaudited)             (Unaudited)
Current assets
Cash and cash equivalents               $     6,842 $     1,568 $    21,304
Marketable securities                        84,475     106,483      60,748
Receivables                                   8,375       5,600       6,755
Income taxes receivable                       3,020           -       1,399
Inventories                                  78,691      50,916      69,569
Prepaid expenses and other                    7,652       6,102       6,319
Deferred tax assets                           2,452       3,045       4,048
                                        ----------- ----------- -----------
  Total current assets                      191,507     173,714     170,142

Fixed assets, net                            78,092      66,008      74,367
Goodwill and other intangibles               13,161      13,186      13,211
Long-term deferred tax assets                 6,658       5,537       2,291
Long-term investments                         2,787         872         799
Long-term other assets                        1,164         948         793
                                        ----------- ----------- -----------
  Total long-term assets                    101,862      86,551      91,461

  Total assets                          $   293,369 $   260,265 $   261,603
                                        =========== =========== ===========

  Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                  $    48,327 $    16,817 $    43,352
Accrued payroll and payroll taxes             5,572       6,593       3,540
Income taxes payable                              -       4,006           -
Deferred rent and tenant allowances           3,614       3,248       3,157
Other liabilities                            10,304       9,123       8,712
                                        ----------- ----------- -----------
  Total current liabilities                  67,817      39,787      58,761

Long-term deferred rent and tenant
 allowances                                  28,046      26,375      26,980
Long-term other liabilities                   1,759       1,427         212
                                        ----------- ----------- -----------
  Total long-term liabilities                29,805      27,802      27,192

                                        ----------- ----------- -----------
  Total liabilities                          97,622      67,589      85,953
                                        ----------- ----------- -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                    --          --          --
Common stock, no par value,
 50,000 shares authorized; 30,600
 shares issued and outstanding at July
 31, 2010, 30,251 shares issued and
 outstanding at January 30, 2010 and
 30,155 shares issued and outstanding
 at August 1, 2009.                          86,345      81,399      78,259
Accumulated other comprehensive income           12         101          90
Retained earnings                           109,390     111,176      97,301
                                        ----------- ----------- -----------
  Total shareholders' equity                195,747     192,676     175,650
                                        ----------- ----------- -----------

  Total liabilities and shareholders'
   equity                               $   293,369 $   260,265 $   261,603
                                        =========== =========== ===========

Company Contacts:
Trevor Lang
Chief Financial Officer &
Chief Administrative Officer
Zumiez Inc.
(425) 551-1500, ext. 1564

Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200